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                                                                Exhibit 10-f




                             ADC TELECOMMUNICATIONS
                                    FIBERMUX
                            MANAGEMENT INCENTIVE PLAN
                                FISCAL YEAR 1994
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INTRODUCTION

- - -    The Board of Directors of ADC/Fibermux has authorized a Management
     Incentive Plan ("The Plan") to be administered by the Company President and the Human Resources Department.

- - -    The Plan provides you with an opportunity to share in Financial, Division, and Performance Objective results achieved by the Company and you.  This document describes that opportunity, which is effective for Fiscal 1994.
     (October 30, 1993 through October 31, 1994)


PLAN SUMMARY

- - -    PURPOSE

     The purpose of the Management Incentive Plan is to provide a financial incentive to key employees of Fibermux who are major contributors to the net sales growth, profitability, and management of the Company.

- - -    PLAN GOALS

     1. THE PLAN REINFORCES THE ANNUAL FINANCIAL GOALS which support Fibermux's long-term strategic plans. Financial goals are based on net sales and operating income.

     2. THE PLAN PLACES EMPHASIS ON INDIVIDUAL PERFORMANCE AND ACHIEVEMENTS as a basis for compensation. Measurable Performance Objectives will be mutually established by each participant and their immediate manager. Accomplishing these objectives will determine the amount of incentive payout on the Objectives section of the Plan.

     3. THE PLAN PLACES EMPHASIS ON A DIVISION GOAL which is established by the Fibermux Executive Staff. The division goal established for FY94 is the successful launch of SnapLAN - Phase 1 and achievement of a net sales goal.


ELIGIBILITY

- - -    Participation in the Plan is determined by position title and job responsibility. Your eligibility is communicated through an Incentive Plan Agreement.

- - -    No employee, not previously designated as a participant, will be included in the Management Incentive Plan after April 30, 1994.

- - -    A participant in the Management Incentive Plan who voluntarily resigns full-time employment prior to the end of the fiscal year will not be eligible for any payout from the Plan. Part-time and/or temporary employees are not eligible for participation.

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- - -    Employees participating in a Sales Compensation Plan, or any other defined
     Fibermux Compensation Plan, are not eligible to participate in the
     Management Incentive Plan.


PLAN GUIDELINES

The operation of the Plan can best be explained by considering the following:

1.   WHAT ARE THE INCENTIVE OPPORTUNITIES FOR EACH PERFORMANCE GOAL?

     The incentive opportunity for each performance measure will be weighted by the following percentages:



                                                  Associate Vice President,
                              Vice President         Director, Manager
                              --------------      -------------------------

     FINANCIAL GOALS
     Net Sales                     35%                   25%
     Operating Income              35%                   25%

     PERFORMANCE OBJECTIVES        20%                   40%

     DIVISION GOAL                 10%                   10%



2.   WHAT ARE THE FINANCIAL GOALS AND HOW ARE THEY MEASURED?

     The Financial Goals are Net Sales and Operating Income consistent with the FY94 Annual Operating Plan. In addition to these targets, thresholds and maximums have been determined for Net Sales and Operating Income. The targets, thresholds, and maximums are set out in EXHIBIT A. The actual steps to be used in the calculation of the financial goals bonuses are also listed in EXHIBIT A.

     In each case, if the target amount is achieved, the bonus for that financial goal (i.e. Managers at 25%) will be paid at 100%. The amount payable at the threshold is 30% of the bonus for that financial goal and the amount payable at the maximum is 200% of the bonus for that financial goal.

     INCENTIVE PAYMENTS FOR THE FINANCIAL GOALS WILL BE MADE ONLY IF ADC TELECOMMUNICATIONS INC. NET PROFITS ARE IN EXCESS OF A THRESHOLD RATE OF RETURN ON STOCKHOLDER'S EQUITY. THIS RATE IS TEN PERCENT (10%) AFTER TAX BASED ON STOCKHOLDER'S EQUITY AT THE BEGINNING OF THE FISCAL YEAR.

     Interpolation will be used to determine the actual payout in the event the actual result falls between steps.

     The incentive compensation bonus will be based on the participant's base salary as of November 1, 1993. For eligible employees hired after October 30, but before April 30, the base salary at their time of hire will be used to calculate their pro-rated incentive compensation bonus.


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3.   WHAT ARE THE DIVISIONAL GOALS AND HOW ARE THEY MEASURED?

     The Divisional Goals assigned to Fibermux are the successful launch of SnapLAN (Phase 1) and achievement of a Net Sales target of $3,000,000. As with the Financial Goals noted above, a threshold and maximum have been identified along with intermediate steps. These are listed in APPENDIX B.

     INCENTIVE PAYMENTS FOR THE DIVISION GOALS WILL BE MADE ONLY IF ADC TELECOMMUNICATIONS INC. NET PROFITS ARE IN EXCESS OF A THRESHOLD RATE OF RETURN ON STOCKHOLDER'S EQUITY. THIS RATE IS TEN PERCENT (10%) AFTER TAX BASED ON STOCKHOLDER'S EQUITY AT THE BEGINNING OF THE FISCAL YEAR.

     Payment of the Divisional Goals bonus will be calculated in the same manner as the Financial Goals bonus.


4.   WHAT ARE THE PERFORMANCE OBJECTIVES AND HOW ARE THEY MEASURED?

     Each participant in the Plan will be required to establish a minimum of two, and a maximum of three, key measurable Performance Objectives for Fiscal 1994. See Exhibit C for attached worksheet. The objectives should support the FY94 Annual Operating Plan and be consistent with the Company's six (6) UPS. Performance Objectives may be set in the following ways:

     - Two to three measurable objectives that have a completion date by the end of a six-month period;

     - Two to three measurable objectives that will take the entire Fiscal year to achieve but measurable milestones that can be achieved by the end of the six-month period;

     -    A combination of the above.

     These objectives will be mutually established and agreed upon by the participant and their immediate manager. Objectives must be approved by the Department Vice President and the President. All objectives will be reviewed by the Executive Staff for support of the FY94 Annual Operating Plan and consistency with the Company's six UPS. Participant attainment of these objectives will determine incentive payments for this part of the Plan.

     The review of the objective attainment will be assessed by the participant and their immediate manager. The manager will then recommend to the Department Vice President the performance appraisal against these objectives and the incentive payment on the Objective section of the Plan. The completed objectives will then be reviewed by the Executive Staff for final determination of payout.

     If a Participant's job title and/or responsibilities change, Fibermux reserves the right to change a Participant's objectives.


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5.   WHAT IF MY EMPLOYMENT STATUS CHANGES?

     If there is a change in your employment status for any of the reasons listed below, the following will occur:

     1. CHANGE BASED UPON UNSATISFACTORY JOB PERFORMANCE - a participant who is involuntarily terminated or transferred to a non-eligible position for reasons of unsatisfactory job performance will relinquish all right to any payment under this plan.

     2. CHANGE BASED UPON JOB ELIMINATION - Subject to the approval of the executive staff, a participant who is involuntarily terminated or transferred to a non-eligible position because of a job elimination may retain the right to a pro-rata payment based upon the time served in the eligible position during the fiscal year.

     3. CHANGE BASED UPON A PROMOTION OR DEMOTION - A current participant who is promoted or demoted from an incentive eligible position to another incentive eligible position during the fiscal year will have a pro-rata calculation of payment based upon the time served in each position during FY94.


6.   WHAT IF MY OBJECTIVES CHANGE?

     A participant can change their Performance Objectives up to forty-five (45) days into the six (6) month period. After that time, no changes will be accepted.

     If a Participant's objectives change, the new Performance Objectives must be approved by the participant's immediate manager, the Department Vice President, and the President.


7.   HOW ARE INDIVIDUAL INCENTIVE PAYMENTS DETERMINED?

     A participant's incentive payment is determined by the following:

     - The participant's incentive target opportunity. The target opportunity is expressed as a percentage of the participant's base salary as of November 1 of the fiscal year and varies by job level. The target percentage for each position will be noted on the Incentive Plan Agreement which will be sent to each participant;

     - How well Fibermux performs against its established annual financial goals;

     -    How well Fibermux performs against its established division goals;

     - How well participants perform relative to their individual Performance Objectives.

     - IF ADC TELECOMMUNICATIONS INC. NET PROFITS ARE IN EXCESS OF A THRESHOLD RATE ON STOCKHOLDER'S EQUITY. THIS RATE IS TEN PERCENT (10%) AFTER TAX BASED ON STOCKHOLDER'S EQUITY AT THE BEGINNING OF THE FISCAL YEAR. THIS CRITERIA APPLIES TO DIVISION, FINANCIAL, AND INDIVIDUAL PERFORMANCE GOALS.

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8.   WHEN AND HOW ARE INCENTIVE PAYMENTS MADE?

     1.   FINANCIAL AND DIVISION GOALS PAYMENT

          Payment will be made annually, within sixty (60) days after the end of the fiscal year. The calculations of the incentive payouts will be made after the Company financial results have been audited.

     2.   PERFORMANCE OBJECTIVES PAYMENT

          THE PERFORMANCE OBJECTIVES FOR THE PERIOD OF 11/1/93 THROUGH 4/30/94 WILL BE EVALUATED BY YOUR DEPARTMENT VICE PRESIDENT. IF THE COMPANY ACHIEVES NINETY PERCENT (90%) OR GREATER OF ITS OPERATING INCOME TARGET PER THE FY94 ANNUAL OPERATING PLAN, THERE WILL BE A SIX-MONTH PAYOUT ON PERFORMANCE OBJECTIVES TO MIP PARTICIPANTS.

          IF THE COMPANY ACHIEVES LESS THAN NINETY PERCENT (90%) OF THE OPERATING INCOME TARGET, THERE WILL BE NO PAYMENT ON PERFORMANCE OBJECTIVES AT THE SIX-MONTH PERIOD OF TIME. HOWEVER, AT FISCAL YEAR-END, ANY ACHIEVED OBJECTIVES FOR THE PERIOD OF 11/1/93 THROUGH 4/30/94, ALONG WITH THE ACHIEVEMENT OF THE NEXT SIX-MONTH OBJECTIVES, WILL BE PAID IF ADC TELECOMMUNICATIONS INC. NET PROFITS ARE IN EXCESS OF A THRESHOLD RATE OFRETURN ON STOCKHOLDER'S EQUITY. THIS RATE IS TEN PERCENT (10%) AFTER TAX BASED ON STOCKHOLDER'S EQUITY AT THE BEGINNING OF THE FISCAL YEAR.


The Plan does not constitute or provide any guarantee of employment or compensation to participants, and Fibermux has no commitment to adopt this specific Plan in any future fiscal year. The President and the Board of Directors of ADC/Fibermux will retain full discretion in the administration of the Plan, and their decisions will be final.